                                                                    EXHIBIT 25


                     Securities Act of 1933 File No.
                                                    --------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                                   ---------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ---------

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305 (b)(2) [ ]

                                   ---------

                            PNC Bank, Kentucky, Inc.
                            ------------------------
              (Exact name of trustee as specified in its charter)

Commonwealth of Kentucky                               61-0191580
--------------------------------                  -------------------
(State of Incorporation If Not a                   (I.R.S. Employer
 National Bank)                                   Identification No.)

500 W. Jefferson Street
Louisville, Kentucky                                     40202
----------------------------------------               ---------
(Address of Principal Executive Offices)               (Zip Code)

                                   ---------


                               Martha A. Ziskind
                                 Vice President
                            PNC Bank, Kentucky, Inc.
                            500 W. Jefferson Street
                           Louisville, Kentucky 40202
                                 (502) 581-3231
           (Name, address, and telephone number of agent for service)

                                   ---------

                               MEDPARTNERS, INC.
                               -----------------
              (Exact Name of Obligor as Specified in its Charter)


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   Delaware                                             58-2142899
------------------------                   ----------------------------------
(State of Incorporation)                  (I.R.S. Employer Identification No.)


 3000 Gallaria Tower, Suite 1000, Birmingham, Alabama              35244
------------------------------------------------------            -------
 (Address of Principal Executive Offices)                        (Zip Code)


                $350,000,000 Senior Subordinated Notes due 2000
                -----------------------------------------------
                      (Title of the Indenture Securities)

1.       General information.  Furnish the following information as
         Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of St. Louis
                  411 Locust Street, P. O. Box 442
                  St. Louis, Mo 63266

                  Department of Financial Institutions
                  Commonwealth of Kentucky
                  477 Versailles Road
                  Frankfort, Ky 40601

         (b) Whether it is authorized to exercise corporate trust powers.

                  The Trustee is authorized to exercise corporate trust powers.

2. Affiliations with obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  Not applicable.

3. Voting Securities of the trustee. Furnish the following information as to each class of voting securities of the trustee.

As of August 25, 1997


   Col. A                                              Col. B
----------------                                --------------------
(Title of Class)                                (Amount Outstanding)
----------------                                --------------------
PNC Bank, Kentucky, Inc.
Common Stock, par value $30 per share           2,000,000 shares

PNC Bank Corp.
Common Stock, par value $5 per share            322,038,350 shares


4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a) Title of the securities outstanding under each such other indenture.

    Not applicable.


(b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under other such other indenture.

    Not applicable.

5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

    Not applicable.

6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

As of August 25, 1997

           Column A        Column B           Column C            Column D

                                                               Percentage of
                                                              Voting Securities
                                                              Represented by
                                            Amount Owned        Amount Given
         Name of Owner   Title of Class     Beneficially        in Column C
         -------------   --------------     ------------      -----------------
         Not applicable.

7. Voting securities of the trustee owned by underwriter or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, executive officer of each such underwriter:

As of August 25, 1997


           Column A        Column B          Column C            Column D

                                                               Percentage of
                                                              Voting Securities
                                                              Represented by
                                            Amount Owned        Amount Given
         Name of Owner   Title of Class     Beneficially        in Column C
         -------------   --------------     ------------       ---------------
         Not applicable.

8. Securities of the obligor owned or held by the trustee.
Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

As of August 25, 1997

          Column A         Column B            Column C          Column D

                                             Amount Owned
                                             Beneficially
                          Whether the         of Held as       Percentage of
                         Securities are      Collateral      Voting Securities
                           Voting or         Security for     Represented by
                           Nonvoting         Obligations in     Amount Given
         Title of Class   Securities           Default           in Column C
         --------------  --------------     ---------------  -----------------
         Not applicable.

9. Securities of the underwriters owned or held by the trustee. If the trustee owns beneficially of holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

          Column A         Column B           Column C           Column D

                                            Amount Owned
                                            Beneficially
                                             of Held as       Percentage of
                                             Collateral      Voting Securities
         Title of Issuer                    Security for     Represented by
               or             Amount       Obligations in     Amount Given
         Title of Class    Outstanding         Default           in Column C
         ---------------  --------------   --------------    -----------------
         Not applicable.

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

As of August 25, 1997

          Column A         Column B            Column C           Column D

                                             Amount Owned
                                             Beneficially
                                              of Held as        Percentage of
                                              Collateral      Voting Securities
         Title of Issuer                     Security for       Represented by
               or             Amount        Obligations in       Amount Given
         Title of Class     Outstanding        Default            in Column C
         ---------------  --------------    --------------    -----------------
         Not applicable.

11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

As of August 25, 1997


          Column A          Column B           Column C          Column D

                                             Amount Owned
                                             Beneficially
                                              of Held as       Percentage of
                                             Collateral      Voting Securities
         Title of Issuer                     Security for     Represented by
               or            Amount         Obligations in     Amount Given
         Title of Class    Outstanding         Default           in Column C
         ---------------  --------------    --------------   -----------------
         Not applicable.

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12.      Indebtedness of the obligor to the trustee.  Except as noted
in the instructions, if the obligor is indebted to the trustee, furnish the following information:

As of August 25, 1997

               Column A               Column B               Column C

              Nature of                Amount
             Indebtedness            Outstanding             Due Date
             ------------            -----------             --------
            Revolving Credit
                Facility             $1,000,000              9/5/2001

13.      Defaults by the obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

             None.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is the trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

             Not applicable.

14. Affiliation with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

         Not applicable.

15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not applicable.

16.      List of Exhibits.  List below all exhibits filed as part of


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         this statement of eligibility.

         1. A copy of the Articles of Incorporation of the Trustee now in effect is hereby incorporated by reference to
                  Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 22-23572, dated as of February 24, 1993.

         2. Certificate of authority of the Trustee to commence business, contained in the Articles of Incorporation is hereby incorporated by reference to Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 22-23572, dated as of February 24, 1993.

         3. Authorization of the Trustee to exercise corporate trust powers, contained in the Articles of Incorporation is hereby incorporated by reference to Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 22-23572, dated as of February
                  24, 1993.

         4. A copy of the existing By-Laws of the trustee is hereby incorporated by reference to Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 22-23572, dated as of February 24, 1993.

         5. Copy of each indenture referred to in Item 4, if the obligor is in default. Not applicable.

         6. The consent of United States institutional trustees required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is hereby incorporated by reference to its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997 which were previously filed with the Commission.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of

1939, the Trustee, PNC Bank, Kentucky, Inc., a corporation

organized and existing under the laws of the Commonwealth of

Kentucky, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized,

all in the City of Louisville and State of Kentucky on the

25th  day of August, 1997.


                           PNC BANK, KENTUCKY, INC.

                           By: /s/ DAVID G. METCALF
                               ---------------------
                               David G. Metcalf
                               Vice President